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                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2001, except for Note 21, as to which the date is January 31, 2001, relating to the consolidated financial statements, which appears in Alabama National BanCorporation's Annual Report on Form 10-K for the year ended December 31, 2000.


                                               /s/  PricewaterhouseCoopers LLP


Birmingham, Alabama
April 20, 2001